Exhibit 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees
Julius Baer Investment Funds:



We consent to the use of our report dated February 28,2002, incorporated in this Registration Statement by reference, to the Julius Baer International Equity Fund and Julius Baer Global Income Fund, respectively, each a series of Julius Baer Investment Funds, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "INDEPENDENT AUDITORS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

/s/ KPMG LLP
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KPMG LLP

Boston, Massachusetts
February 26, 2002